UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	27-2962512

(State of incorporation or organization)	(IRS Employer Identification No.)

2701 South Minnesota Avenue, Suite 6 Sioux Falls, South Dakota	57105

(Address of principal executive offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-168686
Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     Summit Hotel Properties, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-168686), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 6, 2010 as thereafter amended and supplemented (the “S-11 Registration Statement”).
     In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus contained in the S-11 Registration Statement.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
Date: February 7, 2011	By:	/s/ Christopher R. Eng
		Name:	Christopher R. Eng
		Title:	Vice President, General Counsel and Secretary